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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation in the Registration Statement on Form S-4 of UST Corp. of our report dated February 4, 1997 relating to the consolidated financial statements of Somerset Savings Bank as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which appears in the Current Report on Form 8-K of UST Corp. dated February 6, 1998. We also consent to the reference to our firm as "Experts" in the Registration Statement.

                                                            WOLF & COMPANY, P.C.

Boston, Massachuetts
February 6, 1998